Release

This Release is being executed and delivered in accordance with Section 2.4(a)(ii) of the Stock Purchase Agreement dated February 14, 2008 (the “Agreement”) by and between Best Energy Services, Inc., a Nevada corporation ("Buyer") and Tony Bruce, a resident of Liberal, Kansas ("Seller"). The undersigned (“Shareholder”) is the sole shareholder of Best Well Service, Inc., a Kansas corporation (the “Company”) and will directly benefit from the Agreement, including receiving the Purchase Price. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

Shareholder acknowledges that execution and delivery of this Release is a condition to Buyer’s obligation to purchase the Purchased Shares and to consummate the Contemplated Transactions pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

Shareholder, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the Purchased Shares and to consummate the Contemplated Transactions pursuant to the Agreement, hereby agrees as follows:

Shareholder, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer and the Company, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, Proceedings, causes of action, Orders, obligations, Contracts and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Shareholder or any of his Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, however, that nothing contained herein shall operate to (i) release any claims of the Shareholder or his Related Persons under the Agreement or the Seller’s Closing Documents, or (ii) limit Shareholder’s or his Related Persons’s right to assert claims that are based on any matter, cause or event that happened after this Release becomes effective.

Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Shareholder shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages)

or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Shareholder or any of his Related Persons of any claim or other matter purported to be released pursuant to this Release, and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Shareholder or any of his Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person against whose interest such change shall operate.

This Release (including any claim or controversy arising out of or relating to this Release) shall be governed by the law of the State of Texas, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

In Witness Whereof, each of the undersigned have executed and delivered this Release as of this 14th day of February, 2008.

/s/ Tony Bruce
Tony Bruce, individually